                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                COGEN TECHNOLOGIES CAMDEN GP LIMITED PARTNERSHIP



                                     BETWEEN

                       EAST COAST POWER CAMDEN GP, L.L.C.

                               AS GENERAL PARTNER



                                       AND



                       EAST COAST POWER CAMDEN LP, L.L.C.

                               AS LIMITED PARTNER



                          DATED AS OF JANUARY 28, 2002
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                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
               COGEN TECHNOLOGIES CAMDEN GP LIMITED PARTNERSHIP

      THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") of Cogen Technologies Camden GP Limited Partnership (the "Partnership") is entered into between East Coast Power Camden GP, L.L.C., a Delaware limited liability company, as the General Partner, and East Coast Power Camden LP, L.L.C., a Delaware limited liability company, as the Limited Partner.

      WHEREAS, the Partnership was formed pursuant to the filing of a Certificate of Limited Partnership with the Secretary of State of Delaware on August 12, 1991;

      WHEREAS, Cogen Technologies Camden, Inc. ("Cogen Inc."), as the initial general partner of the Partnership, and Cogen Technologies Limited Partners Joint Venture ("Cogen Limited"), as the initial limited partner of the Partnership, entered into an Agreement of Limited Partnership of the Partnership as of July 26, 1991 (the "Initial Partnership Agreement");

      WHEREAS, the Initial Partnership Agreement was amended by Cogen Inc. and Cogen Limited entering into: (i) a First Amendment to Agreement of Limited Partnership as of December 1, 1991; and (ii) an Amendment of the Agreement of Limited Partnership as of February 4, 1999 (both amendments are collectively referred to herein as the "Amendments");

      WHEREAS, on February 4, 1999, (i) Cogen Inc. assigned to JEDI Camden GP, L.L.C. ("JEDI GP"), a Delaware limited liability company, all of its general partner interests in the Partnership, and (ii) Cogen Limited assigned to JEDI Camden LP, L.L.C. ("JEDI LP"), a Delaware limited liability company, all of its limited partner interests in the Partnership;

      WHEREAS, on January 28, 2002, (i) JEDI GP changed its name to East Coast Power Camden GP, L.L.C. ("East Coast GP" or the "General Partner"), pursuant to the filing of a Certificate of Amendment to the Certificate of Formation of JEDI GP with the Secretary of State of Delaware, and (ii) JEDI LP changed its name to East Coast Power Camden LP, L.L.C. ("East Coast LP" or the "Limited Partner"), pursuant to the filing of a Certificate of Amendment to the Certificate of Formation of JEDI LP with the Secretary of State of Delaware;

      WHEREAS, East Coast GP owns an 81.945% general partner interest in the Partnership, and East Coast LP owns an 18.055% limited partner interest in the Partnership;

      NOW, THEREFORE, in order to reflect and consent to the transactions stated above, the parties hereby agree that the Initial Partnership Agreement and the Amendments shall collectively be amended and restated as follows:

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

      1.1 FORMATION. The Partnership was formed as a limited partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, as from time to time amended and any successor statute (the "Act"). The Partners hereby enter into this Agreement in order to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

      1.2 NAME. The name of the Partnership shall continue to be "Cogen Technologies Camden GP Limited Partnership", and the business of the Partnership is to be conducted under such name. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner. The General Partner may change the name of the Partnership at any time and from time to time.

      1.3 REGISTERED OFFICE; PRINCIPAL PLACE OF BUSINESS. The registered and principal office of the Partnership in the State of Delaware shall continue to be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and The Corporation Trust Company is to be the registered agent for service of process on the Partnership at such office. The Partnership may maintain offices at such other place or places as the General Partner deems advisable or necessary to efficiently conduct the Partnership's business.

      1.4 TERM. The Partnership's existence shall be perpetual unless it is earlier terminated pursuant to the provisions of Article XIII.

                                   ARTICLE II
                                  DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

      "Act" shall have the meaning assigned to such term in Section 1.1.

      "Adjusted Capital Account" shall mean, with respect to any Partner, the balance, if any, in such Partner's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

            (a) credit to such Capital Account the maximum amount which such Partner could then be obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the Allocation Regulations (as defined herein).

            (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
      1.704-1(b)(2)(ii)(d)(6) of the Allocation Regulations.

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            The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Allocation Regulations and shall be interpreted consistently therewith.

      "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" shall mean this First Amended and Restated Agreement of Limited Partnership of Cogen Technologies Camden GP Limited Partnership.

      "Allocation Regulations" shall mean Treasury Regulation Sections 1.704-1(b), 1.704-2 and 1.704-3 (including any temporary regulations) as such regulations may be amended and in effect from time to time and any corresponding provision of succeeding regulations.

      "Amendments" shall mean, collectively, (i) the First Amendment to Agreement of Limited Partnership as of December 1, 1991, and (ii) the Amendment of the Agreement of Limited Partnership as of February 4, 1999, of Cogen Technologies Camden GP Limited Partnership.

      "Assignee" means any transferee meeting the requirements of Article X.

      "Capital Account" shall mean the capital account maintained for a Partner pursuant to Section 4.3.

      "Capital Contributions" shall mean any cash or property contributed to the Partnership by a Partner.

      "Carrying Value" means (a) with respect to property contributed to the Partnership, the fair market value of such property at the time of contribution reduced (but not below zero) by all depreciation, depletion (computed as a separate item of deduction), amortization and cost recovery deductions charged to the Partners' Capital Accounts, (b) with respect to any property whose value is adjusted pursuant to the Allocation Regulations, the adjusted value of such property reduced (but not below zero) by all depreciation and cost recovery deductions charged to the Partner's Capital Accounts and (c) with respect to any other Partnership Property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.

      "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware pursuant to Section 1.1 of this Agreement, and as it may be amended from time to time.

      "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor statute.

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      "Cogen Inc." shall mean Cogen Technologies Camden, Inc.

      "Cogen Limited" shall mean Cogen Technologies Limited Partners Joint Venture.

      "East Coast GP" shall mean East Coast Power Camden GP, L.L.C.

      "East Coast LP" shall mean East Coast Power Camden LP, L.L.C.

      "Facility" means the cogeneration facility more fully defined in Article III hereof.

      "General Partner" shall mean East Coast Power Camden GP, L.L.C.

      "Initial Partnership Agreement" shall mean the Agreement of Limited Partnership of Cogen Technologies Camden GP Limited Partnership as of July 26, 1991.

      "JEDI GP" shall mean JEDI Camden GP, L.L.C.

      "JEDI LP" shall mean JEDI Camden LP, L.L.C.

      "Limited Partner" shall mean East Coast Power Camden LP, L.L.C.

      "Liquidator" shall have the meaning assigned to such term in Section 13.2.

      "Notice" shall have the meaning assigned to such term in Section 15.1.

      "Officer" or "Officers" shall have the meanings assigned to such terms in
Section 6.2.

      "Partner" shall mean the General Partner or the Limited Partner.

      "Partnership" shall mean the limited partnership created pursuant to this Agreement.

      "Partnership Interest" shall mean the interest of a Partner in the Partnership.

      "Partnership Property" shall mean any and all property, both real and personal, tangible and intangible, whether contributed or otherwise acquired, owned by the Partnership.

      "Percentage Interest" shall mean those percentages set forth opposite the Partners' names on Exhibit A.

      "Person" shall mean an individual, estate, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated organization, association, enterprise or other entity.

      "President" shall have the meaning assigned to such term in Section 6.1.

      "Regulatory Allocations" shall have the meaning assigned to such term in
Section 5.1(b)(v).

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                                   ARTICLE III
                                     PURPOSE

      The purpose and nature of the business to be conducted by the Partnership shall be (i) to participate in the ownership and operation or lease of a cogeneration facility located in or near Camden, New Jersey (the "Facility") for the generation and sale of electricity and the production and sale of steam and other energy related businesses, (ii) to own and operate all Partnership Property, and (iii) as permitted by the Act, to engage in any other activities as determined by the General Partner.

                                   ARTICLE IV
                  CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

      4.1 CAPITAL CONTRIBUTIONS. The Partners of the Partnership have made contributions to the Partnership as set forth in the books of the Partnership.

      4.2 ADDITIONAL CAPITAL CONTRIBUTIONS OF THE PARTNERS. The Partners shall not be required to make additional Capital Contributions to the Partnership unless they otherwise agree.

      4.3 CAPITAL ACCOUNTS. The Partnership will maintain and shall continue to maintain for each Partner a separate Capital Account in accordance with Treasury Regulation Section 1.704-1(b) et. seq., as such regulations may be amended and in effect from time to time and any corresponding provisions of succeeding regulations.

      4.4 INTEREST. No interest shall be paid by the Partnership on Capital Contributions or on balances in the Partners' Capital Accounts.

      4.5 LOANS FROM THE PARTNERS. Loans by a Partner to the Partnership shall not be considered Capital Contributions.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

      5.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

      (a) General. Except as otherwise set forth in Section 5.1(b), for purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction shall be allocated and charged to the Partners in accordance with their respective Percentage Interests.

      (b) Special Allocations. The following special allocations shall be made prior to making any allocations provided for in 5.1(a) above:

            (i) Qualified Income Offset. Except as provided in Section 5.1(b)(ii) hereof, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(i)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
      1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be

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
      specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.

            (ii) Nonrecourse Debt Allocations. Notwithstanding any other provision of this Section 5.1, each Partner shall be allocated items of Partnership income and gain in each fiscal year as necessary, in the General Partner's discretion, to comply with the Allocation Regulations relating to nonrecourse debt.

            (iii) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(b)(iii) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if Section 5.1(b)(iii) were not in the Agreement.

            (iv) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to the Allocation Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to the Allocation Regulations.

            (v) Curative Allocation. The special allocations set forth in
      Section 5.1(b)(i), (ii) and (iii) (the "Regulatory Allocations") are intended to comply with the Allocation Regulations. Notwithstanding any other provisions of this Section 5.1, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners such that, to the extent possible, the net amount of allocations of such items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.

      5.2 TAX ALLOCATIONS. For federal income tax purposes, except as otherwise required by the Code, the Allocation Regulations or the following sentence, each item of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners in the same manner as corresponding items are allocated in
Section 5.1. Notwithstanding any provisions contained herein to the contrary, solely for federal income tax purposes, items of income, gain, depreciation, gain or loss with respect to property contributed or deemed contributed to the Partnership by a Partner shall be allocated so as to take into account the variation between the Partnership's tax basis in such contributed property and its Carrying Value.

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      5.3 DISTRIBUTIONS.

      (a) Except as otherwise provided in Section 13.3, cash may be distributed at such time and in such amounts as the General Partner shall determine to the Partners in accordance with their respective Percentage Interests.

      (b) Such distributions shall be made concurrently to the Partners (or their Assignees) as reflected on the books of the Partnership on the date set for purposes of such distribution.

                                   ARTICLE VI
                RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER;
                    OFFICERS; OUTSIDE ACTIVITIES OF PARTNERS

      6.1 MANAGEMENT AND CONTROL OF THE PARTNERSHIP. Except as otherwise specifically provided herein, the General Partner shall have full power and authority on behalf of the Partnership to manage, control, administer, operate and conduct the Partnership business, and to execute documents on behalf of the Partnership. Any document executed by the General Partner while acting in good faith in the name and on behalf of the Partnership and within the parameters of his authority granted herein shall be deemed to be the action of the Partnership with respect to any third parties. It is the intent of the Partners that the day-to-day operations of the Partnership shall be managed by or under the direction of the President of the Partnership (the "President") and the other officers of the Partnership (and persons to whom the President and such other officers have the power to delegate, and so delegate, responsibilities) in accordance with delegations of authority approved by the General Partner or, in the case of the President, as otherwise set forth in Section 6.2.

      6.2 OFFICERS. The President and the following other officers (the President and such other officers are individually referred to as "Officer" or collectively as "Officers") shall be elected as the General Partner deems necessary or appropriate and have such duties, power and authority as shall be determined by the General Partner: one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers having such titles, duties, power and authority as shall be determined by the General Partner. Officers may be designated for particular areas of responsibility and simultaneously serve as officers of subsidiaries or divisions. Any Officer so elected may resign at any time upon written notice to the General Partner. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any Officer may be removed, with or without cause, by the General Partner. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Partnership, but the election or appointment of any Officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the General Partner.

      (a) President. The President shall have general control of the business, affairs, operations and property of the Partnership, subject to the supervision of the General Partner. He may (i) sign or execute, in the name of the Partnership, except in cases where the signing or execution

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thereof shall have been expressly delegated by the General Partner to some other
Officer, employee or agent of the Partnership (it being agreed that the General Partner may also delegate such authority to any of the foregoing Persons), and
(ii) authorize any of the other Officers to, execute on behalf of the Partnership, all deeds, mortgages, bonds, contracts, documents or other undertakings or instruments. He shall have and may exercise such powers and perform such duties as may be provided by law or as are incident to the office of President of a company (as if the Partnership were a Delaware corporation) and such other duties as are assigned from time to time by the General Partner.

      (b) Vice Presidents. Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have such powers and perform such duties as may be provided by law or as may from time to time be assigned to him, either generally or in specific instances, by the General Partner or the President. Any Executive Vice President or Senior Vice President may perform any of the duties or exercise any of the powers of the President at the request of, or in the absence or disability of, the President or otherwise as occasion may require in the administration of the business and affairs of the Partnership.

      Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have authority to sign or execute all deeds, mortgages, bonds, contracts or other instruments on behalf of the Partnership, except in cases where the signing or execution thereof shall have been expressly delegated by the General Partner to some other Officer or agent of the Partnership.

      (c) Secretary. The Secretary shall keep the records of the Partnership, in books provided for that purpose; he shall be custodian of the seal or seals of the Partnership; he shall see that the seal is affixed to all documents requiring same, the execution of which, on behalf of the Partnership, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a company (as if the Partnership were a Delaware corporation), and such other duties as from time to time may be assigned to him by the General Partner or the President or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the Partnership.

      (d) Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Partnership, and shall deposit, or cause to be deposited, in the name of the Partnership, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the General Partner; if required, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the General Partner may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Partnership and shall render to the General Partner or the President, whenever requested, an account of the financial condition of the Partnership (as if the Partnership were a Delaware corporation); and, in general, he shall perform all the duties incident to the office of treasurer of a Partnership, and such other duties as may be assigned to him by the General Partner or the President or as may be provided by law.

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      (e) Controller. The Controller shall be the chief accounting officer of the Partnership. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Partnership; shall cause regular audits of the books and records of account of the Partnership and supervise the preparation of the Partnership's financial statements; and, in general, he shall perform the duties incident to the office of controller of a company (as if the Partnership were a Delaware corporation) and such other duties as may be assigned to him by the General Partner or the President or as may be provided by law. If no Controller is elected by the General Partner, the Treasurer shall perform the duties of the office of controller.

      6.3 OUTSIDE ACTIVITIES OF PARTNERS. The General Partner, the Limited Partner and any shareholder, director, officer or employee of the General Partner, the Limited Partner or any of their respective Affiliates may have business interests and engage in business activities, some or all of which may conflict with the business activities of the Partnership, in addition to those relating to the Partnership for their own account and for the account of others without having or incurring any obligation to offer any interest in such properties, businesses or activities to the Partnership or any Partner. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any such Person.

                                   ARTICLE VII
                  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

      7.1 LIMITATIONS ON THE LIMITED PARTNER. Except as otherwise specifically provided herein, the Limited Partner shall not (a) be permitted to take part in the management or control of the Partnership business or the affairs of the Partnership, (b) have the authority or power in its capacity as Limited Partner to act as agent for or on behalf of the Partnership or any other Partner, (c) do any act which would be binding on the Partnership or any other Partner, or (d) incur any expenditures on behalf of or with respect to the Partnership.

      7.2 LIABILITY OF THE LIMITED PARTNER. The Limited Partner shall not be directly liable to any third party for the debts, liabilities, contracts or other obligations of the Partnership except to the extent of (a) any unpaid Capital Contributions agreed to be made by it as set forth in Sections 4.1 and 4.2, and (b) the Limited Partner's share of the assets (including undistributed revenues) of the Partnership.

      7.3 RETURN OF CAPITAL. Except as otherwise provided in Article XIII, no Partner shall be entitled to the withdrawal or return of its Capital Contribution.

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      8.1 RECORDS AND ACCOUNTING. The General Partner shall keep or cause to be kept appropriate books with respect to the Partnership's business, which books shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the record of the holders of Partnership Interests, books

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on account, and records of Partnership proceedings may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographic or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained on a consistent basis determined by the General Partner.

      8.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE IX
                                   TAX MATTERS

      The General Partner shall arrange for the preparation (at the Partnership's expense) and timely filing of all returns of Partnership income, gains, deductions and losses necessary for federal and state income tax purposes and shall use reasonable efforts to cause copies of such returns or all pertinent information contained therein to be furnished to the Partners within ninety (90) days of the close of the taxable year. The General Partner shall also cause the Partnership to timely file all other required Partnership tax and information returns. The General Partner shall be the "tax matters partner" (as defined in Section 6231 of the Code) and shall be authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by tax authorities and to expend Partnership funds for professional services and costs associated therewith.

                                    ARTICLE X
                              TRANSFER OF INTERESTS

      10.1 TRANSFER. No Partner may transfer a Partnership Interest (or any rights therein) in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article X shall be null and void ab initio and of no force and effect.

      10.2 TRANSFER OF INTEREST OF GENERAL PARTNER. The General Partner may not transfer all or any portion of its Partnership Interest as a General Partner (or any rights therein) without the consent of the Limited Partner.

      10.3 TRANSFER OF INTEREST OF THE LIMITED PARTNER. The Limited Partner may not transfer all or any part of its Partnership Interest as a Limited Partner (or any rights therein) without the prior written consent of the General Partner.

      10.4 EFFECTIVE DATE OF TRANSFER. Any permitted assignment shall become effective as of the first day of the calendar month during which the General Partner receives a copy of the instrument of assignment and such other documents which the General Partner may request. The Partnership shall thereafter pay all further distributions or profits or other compensation by way of income, or return of capital, on account of the Partnership Interest so transferred, to the transferee from such effective date.

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                                   ARTICLE XI
                              ADMISSION OF PARTNERS

      11.1 ADMISSION OF PARTNERS. The General Partner shall reflect on the books of the Partnership that the General Partner and the Limited Partner are being admitted to the Partnership simultaneously with the execution of this Agreement.

      11.2 ADMISSION OF SUCCESSOR GENERAL PARTNER. The transferee of the entire Partnership Interest of the General Partner pursuant to Section 10.2 shall be admitted to the Partnership as a General Partner, effective as of the date an amendment to the Certificate of Limited Partnership is filed with the Secretary of State of Delaware effecting such substitution.

      11.3 AMENDMENT OF AGREEMENT. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate to prepare and record, as necessary, an amendment of this Agreement and the Certificate of Limited Partnership.

                                   ARTICLE XII
                        WITHDRAWAL OF THE GENERAL PARTNER

      The General Partner may not withdraw from the Partnership without the written consent of the Limited Partner. The interest of the withdrawing General Partner may, at the option of the Limited Partner, be converted into a limited partner interest without any reduction in such interest (subject to proportionate dilution by reason of admission of its successor).

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

      13.1 DISSOLUTION. The Partnership shall be dissolved upon:

            (a) the disposition of all or substantially all of the assets owned by the Partnership; or

            (b) an election to dissolve the Partnership which is approved by the Partners.

      13.2 LIQUIDATION. Upon dissolution of the Partnership, the General Partner, or in the event the General Partner has been dissolved or removed or withdrawn, a liquidator or liquidating committee selected by the Limited Partner shall be the "Liquidator." The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

            (a) First, to the payment of creditors of the Partnership, other than Partners, in order of priority provided by law;

            (b) Second, to the payment of Partners pro rata for loans made by them to the Partnership;

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            (c) Third, to the Partners in proportion to and to the extent of the positive balances in their respective Capital Accounts after taking into account all adjustments to the Capital Account balances pursuant to
      Section 5.1.

      13.3 DISTRIBUTION IN KIND. Notwithstanding the provisions of Section 13.2, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) and may distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(c), undivided interests in such Partnership Property as the Liquidator deems not suitable for liquidation.

      13.4 RETURN OF CAPITAL. The General Partner shall not be personally liable for the return of the Capital Contributions of the Partners or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

      13.5 WAIVER OF PARTITION. Each Partner hereby waives any rights to partition of the Partnership Property.

      13.6 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership Property as provided in Sections
13.2 and 13.3, the Partnership shall be terminated, and the Liquidator (or the General Partner or the Limited Partner, as the case may be in accordance with the Act) shall cause the Certificate of Limited Partnership to be canceled and shall take such other actions as may be necessary to terminate the Partnership.

      13.7 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Sections 13.2 and 13.3 in order to minimize any losses otherwise attendant upon such winding up.

      13.8 CAPITAL ACCOUNT RESTORATION. The Limited Partner shall not be obligated to restore any negative balance in its Capital Account or have any obligation to make additional contributions of capital upon liquidation.

                                   ARTICLE XIV
                       AMENDMENT OF PARTNERSHIP AGREEMENT

      Any amendment to this Agreement may only be adopted by the agreement in writing of all of the Partners. The Limited Partner agrees promptly to execute or cause to be executed such amendments to this Agreement and the Certificate of Limited Partnership as the General Partner may deem appropriate to reflect amendments adopted in accordance with this paragraph.

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                                   ARTICLE XV
                               GENERAL PROVISIONS

      15.1 ADDRESSES AND NOTICES. The address of each Partner for all purposes shall be the address set forth on Exhibit A attached hereto or such other address of which the General Partner has received written notice. Subject to the following sentence, any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement ("Notice") shall be in writing and shall be deemed given or made when delivered in person or when sent to the Partner at such address by first class mail or by other means of written communication, including telecopy, telex, or cable, if the address of such Partner furnished hereunder contains sufficient information to transmit notice by such means.

      15.2 TITLES AND CAPTIONS. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

      15.3 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      15.4 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

      15.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors, legal representatives and permitted assigns.

      15.6 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      15.7 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

      15.8 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      15.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      15.10 CONSENT TO JURISDICTION. Each Partner hereby (i) irrevocably submits to the non-exclusive jurisdiction of any Delaware State court or Federal court sitting in Wilmington,

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Delaware in any action arising out of this Agreement, and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court

      15.11 EXHIBITS. Any and all Exhibits referred to in this Agreement are by such reference incorporated herein and made a part hereof for all purposes.

      15.12 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      15.13 COUNTERPARTS AND SIGNATURES. This Agreement may be executed in any number of counterparts, with each such counterpart being deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Signatures received by telecopy or facsimile shall be treated as original signatures for purposes of execution of this Agreement.

EXECUTED this 28th day of January 2002.


GENERAL PARTNER:                          LIMITED PARTNER:

EAST COAST POWER CAMDEN GP, L.L.C.        EAST COAST POWER CAMDEN LP, L.L.C.

By: /s/ Andrew C. Kidd                    By: /s/ Andrew C. Kidd
   ---------------------------            ---------------------------
        Andrew C. Kidd                            Andrew C. Kidd
      Vice President and                        Vice President and
   Associate General Counsel                Associate General Counsel

                                    EXHIBIT A
                              PERCENTAGE INTERESTS

                                                      Percentage Interest

General Partner:

      East Coast Power Camden GP, L.L.C.                     81.945%
      1001 Louisiana Street
      Houston, Texas 77002


Limited Partner:

      East Coast Power Camden LP, L.L.C.                     18.055%
      1001 Louisiana Street
      Houston, Texas 77002
                                                             ------

      Total                                                  100.00%




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